Report of Independent
Registered Public
Accounting Firm

To the Board of
Directors of Western
Asset Funds, Inc. and
Shareholders of Western
Asset Limited Duration
Bond Portfolio, Western
Asset Intermediate Bond
Portfolio, Western Asset
Intermediate Plus Bond
Portfolio, Western Asset
Core Bond Portfolio,
Western Asset Core Plus
Bond Portfolio, Western
Asset Inflation Indexed
Plus Bond Portfolio,
Western Asset High Yield
Portfolio, and Western
Asset Non-U.S.
Opportunity Bond
Portfolio

In planning and
performing our audits of
the financial statements
of Western Asset Limited
Duration Bond Portfolio,
Western Asset
Intermediate  Bond
Portfolio, Western Asset
Intermediate Plus Bond
Portfolio, Western Asset
Core Bond Portfolio,
Western Asset Core Plus
Bond Portfolio, Western
Asset Inflation Indexed
Plus Bond Portfolio,
Western Asset High Yield
Portfolio, and Western
Asset Non-U.S.
Opportunity Bond
Portfolio (comprising
Western Asset Funds,
Inc., hereafter referred
to as the "Funds") as of
and for the year ended
March 31, 2006, in
accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States), we considered
the Funds' internal
control over financial
reporting, including
control activities for
safeguarding securities,
as a basis for designing
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to comply
with the requirements of
Form N-SAR, but not for
the purpose of
expressing an opinion on
the effectiveness of the
Funds' internal control
over financial
reporting. Accordingly,
we express no such
opinion.

The management of the
Funds is responsible for
establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
controls.  A fund's
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles.
Such internal control
over financial reporting
includes policies and
procedures that provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized
acquisition, use or
disposition of a fund's
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements.  Also,
projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become inadequate
because of changes in
conditions, or that the
degree of compliance
with the policies or
procedures may
deteriorate.

A control deficiency
exists when the design
or operation of a
control does not allow
management or employees,
in the normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis. A
significant deficiency
is a control deficiency,
or combination of
control deficiencies,
that adversely affects
the fund's ability to
initiate, authorize,
record, process or
report external
financial data reliably
in accordance with
generally accepted
accounting principles
such that there is more
than a remote likelihood
that a misstatement of
the fund's annual or
interim financial
statements that is more
than inconsequential
will not be prevented or
detected.  A material
weakness is a control
deficiency, or
combination of control
deficiencies, that
results in more than a
remote likelihood that a
material misstatement of
the annual or interim
financial statements
will not be prevented or
detected.

Our consideration of the
Funds' internal control
over financial reporting
was for the limited
purpose described in the
first paragraph and
would not necessarily
disclose all
deficiencies in internal
control over financial
reporting that might be
significant deficiencies
or material weaknesses
under standards
established by the
Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the
Funds' internal control
over financial reporting
and their operation,
including controls for
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of
March 31, 2006.

This report is intended
solely for the
information and use of
management and the Board
of Directors of Western
Asset Funds, Inc., and
the Securities and
Exchange Commission and
is not intended to be
and should not be used
by anyone other than
these specified parties.


PricewaterhouseCoopers
LLP
Baltimore, MD
May 19, 2006